CONSENT OF ACCOUNTANT

To Advanced Knowledge, Inc.


We consent to the use of our report dated October 14, 1998 in the registration statement (Form 10-SB/A) dated March 8, 1999 for the registration of Advanced Knowledge, Inc.'s common stock.




                                       /S/ Farber & Hass LLP



Oxnard, California
March 8, 1999